SHARE LOCK-UP AND STANDSTILL AGREEMENT
This Share Lock-Up and Standstill Agreement (as amended, restated, supplemented or otherwise modified in accordance with Section 8.2, this “Agreement”) is made and entered into as of December 2, 2024 by and between Abacus Life, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule I hereto (each a “Stockholder” and, collectively, the “Stockholders”).
WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of July 18, 2024 (the “Purchase Agreement”), by and among the Company, CMC, CIG and the other parties thereto, the Company issued, and may further issue, a certain number of shares of its common stock, $0.0001 par value per share (the “Common Stock”), to each Stockholder, including such shares of Common Stock listed on Schedule I hereto (such shares, together with all additional shares issued pursuant to the terms of the Purchase Agreement, and including any equity securities issued or issuable directly or indirectly with respect to such securities by way of any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, the “Subject Securities”); and
WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Company has required that each Stockholder enter into this Agreement, and each Stockholder, in order to induce the Company to consummate the transactions contemplated by the Purchase Agreement, desires to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
W I T N E S S E T H :
Section 1Definitions
1.1Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
A Person shall be deemed the “Beneficial Owner” or to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, within the meaning of Rules 13d-3 and 13d-5 of the General Rules and Regulations under the Exchange Act.
Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then-outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed the Beneficial Owner hereunder.
“Company Acquisition Transaction” shall mean (i) the commencement (within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act) of a tender or exchange offer by a third party for at least fifteen percent (15%) of the then-outstanding capital stock of the Company or any direct or indirect Subsidiary of the Company, (ii) the commencement by a third party of a proxy contest with respect to the election of any directors of the Company, (iii) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or any direct or indirect Subsidiary of the Company (other than in the ordinary course of business), or (iv) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any direct or indirect Subsidiary of the Company.

“Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.
“Lock-Up Period” shall mean from the Closing Date to July 3, 2025.
“Voting Securities” shall mean the shares of Common Stock; provided, however, that, “Voting Securities,” when used in this Agreement in connection with a specific reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
1.2Capitalized Terms. All other capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.
Section 2Lock-Up
2.1Each Stockholder hereby agrees that it shall not, and shall not authorize, permit or direct any Affiliate or Associate to, directly or indirectly, (a) sell, offer, pledge, allot, contract to sell, assign, transfer, hypothecate, grant any option, right or warrant to purchase or otherwise dispose of or enter into any agreement to dispose of (each a “Transfer”), any Subject Securities Beneficially Owned by such Stockholder, (b) enter into any swap, hedge, or other agreement or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities Beneficially Owned by such Stockholder, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (c) engage in any short-selling of any Subject Securities Beneficially Owned by such Stockholder; or (d) publicly announce any intention to do any of the foregoing, in each case at any time during the Lock-Up Period; provided, however, that each Stockholder agrees that it shall not Transfer more than fifteen percent (15%) of the Subject Securities held by such Stockholder as of the date hereof within any thirty (30)- calendar day period.
2.2Notwithstanding anything to the contrary in this Agreement, each Stockholder may Transfer any Subject Securities: (a) in the case of an individual, as a bona fide gift or gifts to a member of such individual’s immediate family; (b) in the case of an individual, by will or intestacy; (c) to any trust, partnership or limited liability company for the direct or indirect benefit of such Stockholder’s equityholders or the immediate family of such Stockholder’s equityholders; (d) if such Transfer occurs by operation of law or Order; (e) for estate planning purposes; (f) in the case of an entity, to members, partners or stockholders of such Stockholder, provided that for the avoidance of doubt, neither Carlisle Acquisition Vehicle, LLC (“CAV”) nor any Affiliate thereof shall be allowed to Transfer any Subject Securities to the stockholders of Pacific Current Group Limited (“PAC”) and provided further that PAC or its controlled Affiliates shall be entitled to directly or indirectly Transfer the Subject Securities (i) to any wholly-owned Affiliate of PAC, (ii) to any private investment fund that PAC or its Affiliates manage, (iii) as a part of a recapitalization, reorganization, merger, consolidation or other change in control transaction of PAC, or (iv) as part of a Transfer of one-third (1/3) or more of the portfolio holdings of PAC and its wholly-owned Affiliates to a third party, including in each case Transfers by operation of law, provided that the transferee is an “accredited investor” as defined in Rule 501 under the Securities Act; or (g) to a nominee or custodian of such Stockholder’s equityholders or a person or entity to whom a Transfer would be permissible under clauses (a) through (f) above; provided, however, (i) in case of any such Transfer, it shall be a condition to the Transfer that such transferees execute a written agreement with the Company agreeing to be bound by all of the terms and conditions herein, (ii) any such Transfer shall not involve a disposition for value, and (iii) the Company shall not have any obligation to file, amend or update any resale prospectus or prospectus supplement that includes the Subject Securities for purposes of reflecting such Transfer.
2.3Failure by any Stockholder to comply with the lock-up provisions contained in Section 2 of this Agreement with regard to any Transfer shall render such Transfer null and void ab initio, and the Company may refuse to recognize any such purported Transfer of Subject Securities. In any such event, “stop transfer” instructions shall be provided to the Company’s transfer agent regarding the Subject Securities.
2.4Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time waive any of the conditions or restrictions contained herein to increase the liquidity of Common Stock or if such waiver would otherwise be in the best interests of the development of the public trading market for the Common

Stock. In any such instance, the Company will provide each Stockholder with prompt written notice of each such waiver by the Company.
Section 3Standstill
3.1 Commencing on the date of this Agreement and until the date that is twelve (12) months after the date of this Agreement (the “Standstill Period”), each Stockholder agrees, on behalf of itself and its Affiliates and Associates, that for so long as such Stockholder Beneficially Owns any Voting Securities, except pursuant to a negotiated transaction with such Stockholder approved by the board of directors of the Company (the “Board”), each Stockholder will not (and will cause its Affiliates and Associates not to), in any manner, directly or indirectly:
(a)make, effect, initiate, cause or participate in any acquisition (by purchase, gift or otherwise) of Beneficial Ownership of any securities of the Company or any securities of any Subsidiary or other Affiliate or Associate of the Company if such acquisition would result in (i) such Stockholder (and its permitted transferees) and its and their respective Affiliates and Associates collectively Beneficially Owning ten percent (10%) or more of the then-outstanding Voting Securities or (ii) any Group in which such Stockholder (and its permitted transferees) participates collectively Beneficially Owning twenty percent (20%) or more of the then-outstanding Voting Securities; or
(b)take any action challenging the validity or enforceability of this Section 3.1(a) of this Agreement unless the Company is challenging the validity or enforceability of this Agreement.
3.2 Subject to Section 3.2(b), the provisions of Section 3.1 shall terminate and be of no further force and effect in the event the Board shall have endorsed, approved, recommended, or resolved to endorse, approve or recommend a Company Acquisition Transaction.
(a)All of the provisions of Section 3.1 shall be reinstated and shall apply in full force according to their terms in the event that: (i) if the provisions of Section 3.1 shall have terminated as the result of a Company Acquisition Transaction endorsed, approved, recommended by the Board involving a tender offer, and such tender offer (as originally made or as amended or modified) shall have terminated (without closing), or (ii) if the provisions of Section 3.1 shall have terminated as a result of a Company Acquisition Transaction endorsed, approved, recommended by the Board, and the Board shall have determined not to proceed with such Company Acquisition Transaction (and such Company Acquisition Transaction shall not have closed).
(b)Upon reinstatement of the provisions of Section 3.1, the provisions of this Section 3.2 shall continue to govern for the remainder of the Standstill Period in the event that any of the events described in Section 3.2(a) shall occur. Upon the closing of any acquisition of any securities of the Company or rights or options to acquire any such securities by such Stockholder or any of its Affiliates or Associates that would have been prohibited by the provisions of Section 3.1 but for the provisions of this Section 3.2, all provisions of Section 3.1 and Section 3.2 shall terminate.
Section 4Reporting Obligations
4.1To the extent that any Stockholder is required to do so by applicable Law as result of the transactions contemplated by the Purchase Agreement, this Agreement and the other Seller Documents, such Stockholder acknowledges and agrees that it shall: (a) be solely responsible for the filing of (i) any Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder and (ii) any Schedule 13D or 13G, as applicable, under the Exchange Act and the rules promulgated thereunder, in each case, in respect of its ownership of a registered class of securities of the Company, and (b) timely file such forms and schedules or amendments thereto with the SEC and any stock exchange or similar authority, as required.
Section 5Legend
5.1Concurrently with the execution of this Agreement, and in addition to any other legends provided for in the Purchase Agreement, there shall be imprinted or otherwise placed on the book-entry statements representing the Subject Securities the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHARE LOCK-UP AND STANDSTILL AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH SHARE LOCK-UP AND STANDSTILL AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”
5.2Each Stockholder agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such book-entry statements and acknowledges that the Company will place or cause to be placed the Legend on any new book-entry statements issued to represent the Subject Securities theretofore represented by a book-entry statements carrying the Legend. Each Stockholder will not request that any of the Subject Securities be converted from book-entry format to certificated shares.
Section 6Successors
The provisions of this Agreement shall be binding upon the successors in interest to any of the Subject Securities. During the Lock-Up Period, the Company shall not permit the transfer of any of the Subject Securities on its books or issue a new certificate representing any of the Subject Securities unless and until the Person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person were a Stockholder hereunder.
Section 7Termination
This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date (the “Termination Date”) it shall terminate in its entirety on the earlier of: (a) with respect to each Stockholder, the date upon which such Stockholder (and its permitted transferees) no longer Beneficially Own any Subject Securities and (b) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction; provided, however, that this clause “(b)” shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; and (c) the date as of which this Agreement is terminated by the written consent of the Company and the Stockholders.
Section 8Miscellaneous
8.1Expenses. Each party hereto shall be responsible for its own fees, costs and expenses in connection with the preparation, negotiation and execution of this Agreement.
8.2Amendment and Waiver. This Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement providing therefor by the Company and each Stockholder. No failure or delay of any party hereto to exercise any right or remedy given to such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder and no single or partial exercise of any such right or power shall constitute a waiver of any party hereto’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

Notwithstanding anything to the contrary contained herein, at any time and from time to time the Company may, in its sole and absolute discretion without the consent of any person, waive compliance with the agreements, restrictions and conditions contained herein with respect to any Stockholder.
8.3Notices. All notices and other communications made pursuant to or under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) as of the date transmitted when transmitted by electronic mail, (c) one Business Day after deposit with a nationally recognized overnight courier service, or (d) three Business Days after the mailing if sent by registered or certified mail, postage prepaid, return receipt requested. All notices and other communications under this Agreement shall be delivered to the addresses set forth on the signature page hereto, or such other address as such party may have given to the other parties by notice pursuant to this Section 8.3.
8.4Entire Agreement. This Agreement, together with the Purchase Agreement and the other Seller Documents, set forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.
8.5 Other Provisions. The provisions set forth in each of Section 10.5 (Binding Effect; Benefit; Assignment) Section 10.7 (Counterparts), Section 10.8 (Applicable Law), Section 10.9 (Severability), Section 10.10 (Specific Enforcement), Section 10.11 (Waiver of Jury Trial), Section 10.12 (Rules of Construction) and Section 10.13 (Interpretation) (and the definitions used therein) of the Purchase Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have executed this Share Lock-Up and Standstill Agreement as of the date first written above.

Company:

ABACUS LIFE, INC.

/s/ Jay Jackson
Name: Jay Jackson
Title: Chief Executive Officer

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

PILLO PORTSMOUTH HOLDING COMPANY, LLC

/s/ Jose Garcia
Name: Jose Garcia
Title: Sole Member

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

TIMMO HENK MOL

/s/ Timmo Henk Mol

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

VICTOR JOHANNES MAARTEN HEGGELMAN

/s/ Victor Johannes Maarten Heggelman

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

CMC VEHICLE, LLC

/s/ Zachary Marans
Name: Zachary Marans
Title: Managing Member

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

XAVIER DEU PUJAL

/s/ Xavier Deu Pujal

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

CHRISTOPHER SHAWN WINTERS

/s/ Christopher Shawn Winters

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

WARD H KERR

/s/ Ward H Kerr

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

DIDIER MORIN

/s/ Didier Morin

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

GDL VEHICLE, LLC

/s/ Zachary Marans
Name: Zachary Marans
Title: Managing Member

[Signature Page to Share Lock-Up and Standstill Agreement)]

Stockholder:

CARLISLE ACQUISITION VEHICLE, LLC

/s/ David Griswold
Name: David Griswold
Title: Chief Legal Officer and Secretary

[Signature Page to Share Lock-Up and Standstill Agreement)]